Exhibit 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus of CV Reit, Inc. and Kranzco Realty Trust constituting a part of this Registration Statement on Form S-4 of Kramont Realty Trust of our report dated March 3, 2000, relating to the consolidated financial statements and schedules of CV Reit, Inc. appearing in CV Reit, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
--------------------

BDO Seidman, LLP
New York, New York
April 10, 2000